UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current report

pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 21, 2012

Date of Report (Date of earliest event reported)

Kansas City Southern

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-4717	44-0663509
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

427 West 12th Street

Kansas City, Missouri 64105

(816) 983-1303

(Address, Including Zip Code, and Telephone Number, Including Area Code,

of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 21, 2012, The Kansas City Southern Railway Company (“KCSR”), a wholly-owned subsidiary of Kansas City Southern (the “Company”), as Borrower, entered into a Financing Agreement (the “Financing Agreement”) with the United States of America represented by the Secretary of Transportation acting through the Administrator of the Federal Railroad Administration (the “Lender”).

The Financing Agreement provides KCSR with a twenty-five year $54.6 million loan (the “Loan”) under the Railroad Rehabilitation and Improvement Financing Program. The proceeds of the Loan will be used to reimburse KCSR for 80% of the purchase price of thirty (30) new locomotives (the “Locomotives”) acquired by KCSR in November and December 2011. The outstanding principal balance bears interest at 2.96% per annum. KCSR is required to make quarterly principal and interest payments on the Loan commencing March 15, 2012, provided, however, that the first payment shall be comprised solely of interest accrued from the date the funds are advanced to KCSR, which is anticipated to be February 24, 2012.

The obligations under the Financing Agreement are secured by a first priority security interest in the Locomotives and certain related rights. In addition, the Company has agreed to guarantee repayment of the amounts due under the Financing Agreement and certain related agreements.

The Financing Agreement contains representations, warranties and affirmative and negative covenants that are similar to those contained in other KCSR debt agreements.

Events of default under the Financing Agreement are customary for transactions of this type and include, without limitation, non-payment of obligations; breach of any representation or warranty; non-performance of covenants and obligations; default on certain other indebtedness; certain judgments rendered; bankruptcy or insolvency of the Company or KCSR; an impairment of security; and the occurrence (and continuation for at least 30 days) of any event of default under KCSR’s credit agreement pertaining to the failure to comply with the financial maintenance covenants contained therein or any negative covenant therein restricting KCSR’s ability to pay dividends or make other distributions. The occurrence of an event of default could result in the acceleration of the repayment of any outstanding principal balance of the Loan.

A copy of the Financing Agreement is attached hereto as Exhibit 10.1. The foregoing is a summary of the terms of the Financing Agreement and does not purport to be a complete discussion of them. The Financing Agreement is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 hereof is incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Financing Agreement dated as of February 21, 2012, between The Kansas City Southern Railway Company and the United States of America represented by the Secretary of Transportation acting through the Administrator of the Federal Railroad Administration.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

February 22, 2012	By: /s/ Brian P. Banks
Brian P. Banks
Associate General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Document

10.1	Financing Agreement dated as of February 21, 2012, between The Kansas City Southern Railway Company and the United States of America represented by the Secretary of Transportation acting through the Administrator of the Federal Railroad Administration.